Exhibit 10.23

भारतीय गैर न्यायिक

एक सौ रुपये

Rs. 100

रु. 100

ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA ◑ 2019 ◑ VL 054445

प्रधान मुद्रांक कार्यालय, मुंबई
प.मु.वि.क्र. ८००००९
- 5 JUL 2019
सक्षम अधिकारी

श्री राजाराम म. परब

Pulse Secure Technologies (India) Private Limited Mumbai

MAHARASHTRA 2019 VL 054445 This stamp paper forms an integral part of the Consultancy Service Agreement dated 1st April, 2020 between Pulse Secure Technologies (India) Pvt. Lt. and Mr. Sudhir Appukuttan Panikassery

995

जोडपत्र-१ Annexure

केवळ प्रतिज्ञापत्रासाठी. Only for Affidavit

मुद्रांक विकत घेणाऱ्याचे नाव Pulse Secure Technologies (India) Pvt. Ltd

मुद्रांक विकत घेणाऱ्याचे रहिवाशी पत्ता, 5th Floor, Paville House, Twin Towers Lane, Off. Veer Savarkar Marg, Prabhadevi, Mumbai - 400 025.

मुद्रांक विक्रीबाबतची नोंद वही अनु. क्रमांक

परवानाधारक मुद्रांक विक्रेत्याची सही

मुद्रांक विकत घेणाऱ्याची सही

परवाना क्रमांक ८००००९

मुद्रांक विक्रीचे नाव/पत्ता ज्योती पी.दुआ

६, कोंडाजी बिल्डिंग नं. ३, टाटा हॉस्पिटल, परेल, मुंबई - ४०००१२

शासकीय कार्यालयासमोर/न्यायालयासमोर प्रतिज्ञापत्र सादर करण्यासाठी मुद्रांक शुल्क भरण्याची आवश्यकता नाही. (शासन आदेश दि. ०१/०७/२००४) नुसार

ज्या कारणासाठी ज्यांनी मुद्रांक खरेदी केला त्यांनी त्याच कारणासाठी मुद्रांक खरेदी केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

16 JUL 2019

*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE COMPANY CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Consultancy Services Agreement

This Agreement for Services is entered into this 1st day of April, 2020 by and between Pulse Secure Technologies (India) Private limited, a Company incorporated under the Companies Act, 2013 and having its registered office at 5th Floor, Paville House, Twin Tower Lane, Prabhadevi, Mumbai-400025, Maharashtra, (hereinafter referred to as “Pulse/the Company”).

AND

Mr. Sudhir Appukuttan Panikassery (PAN: [***]), son of Mr. A.V. Panikassery, an adult Indian inhabitant, residing at [***] (hereinafter referred to as “Consultant” or “Sudhir”).

WHEREAS PULSE is engaged in offering managed services solutions, business process management and technological advancements to organizations seeking higher operational effectiveness, greater flexibility, and cost savings.

The Pulse Group here will mean the Company, its holding, subsidiaries, associates, joint ventures and affiliates including any variable interest entities and business structures formed and run directly or indirectly in India.

WHEREAS

Sudhir is an expert in structuring, setting up and running business operations, and has extensive experience in such matters. He has been involved with the Pulse Group from the stage of strategizing the engagement model, putting in place the business organization (including the Pulse Group setup), operationalizing the day-to-day engagement and acting as a Director on Board of Directors of the Company including its group companies / associates / predecessor companies.

The Company is engaging the Consultant to provide it the consultancy services while holding position as Director in the group companies. The Company considers the Consultant as integral to successful running of its business. Both Parties agree that this is in continuation of the prior and existing arrangements.

Both PULSE and Consultant are individually referred to as Party and collectively referred to as “The Parties”.

NOW, therefore it is hereby agreed to as follows between the Parties:

1.	Relationship of the Parties

For the purposes of this Agreement and the performance of all duties, responsibilities, and obligations hereunder, both the Consultant and PULSE shall, at all times, be considered independent party to each other and the Consultant has entered into a relationship solelyfor the purposes of rendering services as mentioned in Schedule I.

2.	Support from PULSE and The Pulse Group

Sudhir shall be provided all necessary support required from time to time, in meeting his obligations under this Agreement.

3.	Fees / Compensation / Benefits

Sudhir will receive a monthly compensation amounting to Rs. 32,29,167 (Thirty Two Lakhs Twenty Nine Thousand One Hundred Sixty Seven Only).

For this purpose, Sudhir will not be required to submit any invoices for the consultancy fees.

The Company undertakes to pay the Consultant his compensation (net of applicable income taxes) by bank transfer to the bank account nominated to the Company by the Consultant (or to such other bank account as he may direct in writing), and such bank transfer shall be made no later than the 5th working day after the close of every month. Failure to pay within the stipulated period shall entitle Sudhir to claim interest on delayed payment @ 24% per annum for the duration of the delay.

4.	Term and Termination

This arrangement will commence from 1st April, 2020 and will continue in force for a period of 2 (Two) months ending on 31st May, 2020

5.	Confidentiality:

Both PULSE and the Consultant agreed to keep confidential all information that they have access to by virtue of their relationship under this Agreement. The Consultant shall in particular, keep confidential all technical knowledge, intellectual property and data received during course of his duties under this Agreement.

ALL INFORMATION OF BOTH PARTIES IS PROPRIETARY TO EACH OF THEM RESPECTIVELY. ANY UNAUTHORIZED DISCLOSURE OF THIS INFORMATION BY BOTH PARTIES SHALL BE CONSIDERED AS A BREACH OF THE TERMS AND CONDITIONS FOR MAINTAINING CONFIDENTIALITY.

6.	Waiver:

No waiver of any term, provision, or condition of this Agreement, the breach or default thereof, by conduct or otherwise, in one or more instances, shall be deemed to be either a continuingwaiver or a waiver of a subsequent breach or default of any such term, provision, or condition of this Agreement.

7.	Assignment:

None of the Parties to this Agreement shall assign this Agreement and any rights there under without the prior written consent of the other Party hereto.

8.	Notice:

All notices required or permitted to be given hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery at its address or to such other address as the Parties to this Agreement may from time to time duly notify the other. Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally) or given immediately or (if given or made by letter) 48 hours after posting. Notice shall be addressed:

If to: Pulse Secure Technologies (India) Pvt. Ltd. Add: 5th floor, Paville House, Twin Tower Lane, Prabhadevi, Mumbai-400025 Email: legal@aeriestechnology.com	If to: Sudhir Appukuttan Panikassery [***]

9.	Governing Law:

This Agreement shall be governed for all purposes by the laws of the State of Mumbai, Maharashtra, India.

10.	Dispute Resolution

Any dispute arising between the parties, including, but not limited to disputesarising out of this Agreement, shall be resolved exclusively in the following manner:

1)	Initially, the parties will attempt in good faith to come to an amicable agreement by direct negotiations through their business representatives.

2)

In the event that an amicable agreement is not reached through negotiations between the representatives of each of the Parties then in such case any controversy or claim arising out of or relating to this Agreement or the breach hereof (other than for equitable relief), including any claim based upon or arising from an alleged tort, shall be settled by binding arbitration in accordance with the laws prevalent in India, and judgment upon the award rendered by the arbitrator(s) may be entered in a court having jurisdiction in Mumbai. Any remedy that would be available from a court of law or equity shall be available from the arbitrator(s). The arbitration hearing and all proceedings in connection therewith shall take place in Mumbai. The arbitration hearing shall be commenced wit hin ninety (90) days of the filing of the demand for arbitration by either party, and the award shall be rendered within thirty (30) days of the conclusion of such hearing. The award shall be binding on both parties, non-appealable and immediately enforceable in a court of law or equity. The arbitrator’s costs shall be borne equally by the parties and each party shall bear its own costs and attorneys’ fees.

Agreed and entered into and executed by:

For, Pulse Secure Technologies (India) Pvt. Ltd.
/s/ Kunaal Agashe	/s/ Sudhir Appukuttan Panikassery
Name: Kunaal Agashe	Name: Sudhir Appukuttan Panikassery
Designation: Authorised Signatory	Place: Mumbai
Place: Mumbai	Date: 1/4/2020
Date: 1/4/2020

Schedule I

Description of Services

1.	Sudhir shall perform all functions which are similar to functions of a Chief Executive Officer including M&A opportunities, new business lines and business / product development.

2.	In rendering such services, he shall lead a team of senior management personnel.

3.

He shall be responsible for putting in place a strong and flexible organizational structure and will be responsible for hiring his direct reports. He shall also be responsible for determining the compensation structures (including revisions thereof) for the senior management with a view to retain and nurture talent within the organization. However, annual bonusses for senior management shall be determined mutually with the Chairman / the remaining board members as early as possible after the close of every financial year.

4.	He shall work in close coordination with the Chairman / the remaining board members of the Company in achieving the objectives of the business.

5.

the Company is cognizant of the fact that Sudhir has business interests outside of the Company and would have in future too. During the continuation of this Agreement, Sudhir shall not be restricted from acting as advisor / consultant or director in other businesses provided (a) such businesses are not direct competitors to the Company and (b) such activities does not hamper Sudhir from performing services under this Agreement. This will not apply to specific activities he may undertake with the Chairman / the remaining board members on business opportunities or in respect of other companies within the Group. Similarly, this will not apply to any investment he may make in his personal capacity provided that if such investment is in a competitor, such investment shall not be more than 5 (Five) % of the equity capital of such investee entity.

6.	His services will be specific to Indian companies only of the Pulse group.

भारतीय गैर न्यायिक

एक सौ रुपये

Rs. 100

रु. 100

ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA

© 2021 ©

ZT 096051

प्रधान मुद्रांक कार्यालय, मुंबई
प.मु.वि.क्र. ८००००९
15 MAR 2022
सक्षम अधिकारी

श्रीम.एल.एस.सांगळे

MAHARASHTRA () 2021 () ZT 096051 This stamp paper forms an integral part of the Consultancy Service Agreement dated 1st April, 2022 executed between Aeries Technology Group Business Accelerations Pvt. Ltd. And Mr. Sudhir Appukuttan Panilassery.

*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE COMPANY CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Consultancy Services Agreement

This Agreement for Services is entered into this 1st day of April, 2022 by and between Aeries Technology Group Business Accelerators Private Limited (Formerly known as Pulse Secure Technologies (India) Private Limited), a Company incorporated under the Companies Act, 2013 and having its registered office at 5th Floor, Paville House, Twin Tower Lane, Prabhadevi, Mumbai-400025, Maharashtra, (hereinafter referred to as “Aeries/the Company”).

AND

Mr. Sudhir Appukuttan Panikassery (PAN: [***]), son of Mr. A.V. Panikassery, an adult Indian inhabitant, residing at [***] (hereinafter referred to as “Consultant” or “Sudhir”).

WHEREAS AERIES is engaged in offering managed services solutions, business process management and technological advancements to organizations seeking higher operational effectiveness, greater flexibility, and cost savings.

The Aeries Group here will mean the Company, its holding company, subsidiary companies, Associate companies, Joint Ventures and affiliates including any Variable Interest Entities and business structures formed and run directly or indirectly in India.

WHEREAS

Sudhir is an expert in structuring, setting up and running business operations, and has extensive experience in such matters. He has been involved with The Aeries Group from the stage of strategizing the engagement model, putting in place the business organization (including the Aeries Group setup), operationalizing the day-to-day engagement and acting as a Director on Board of Directors of the Company including its group companies / associates / predecessor companies.

The Company is engaging the Consultant to provide it the consultancy services while holding position as Director in the group companies. The Company considers the Consultant as integral to successful running of its business. Both Parties agree that this is in continuation of the prior and existing arrangements.

Both AERIES and Consultant are individually referred to as Party and collectively referred to as “The Parties”.

NOW, therefore it is hereby agreed to as follows between the Parties:

1.	Relationship of the Parties

For the purposes of this Agreement and the performance of all duties, responsibilities, and obligations hereunder, both the Consultant and AERIES shall. at all times, be considered independent party to each other and the Consultant has entered into a relationship solelyfor the purposes of rendering services as mentioned in Schedule I.

2.	Support from AERIES and The Aeries Group

Sudhir shall be provided all necessary support required from time to time, in meeting his obligations under this Agreement.

3.	Fees / Compensation / Benefits

Sudhir will receive a monthly compensation apart from incentives, special bonuses, other benefits, allowances, and reimbursements as commensurate for a person of his seniority and experience and such terms shall at all times be better than that in comparable organizations in the industry in the United States of America, considering the Company intends to have worldwide operations. This compensation / fees shall be mutually decided by Sudhir and the Chairman / the remaining board members and implemented by the Company with immediate effect. Currently the monthly fee is [***], and any revisions will take effect from the date of such revision.

For this purpose, Sudhir will not be required to submit any invoices for the consultancy fees. However, in respect of reimbursements, he will be required to submit details of expenses incurred on behalf of the Company and in connection with performing services under this Agreement.

The Company undertakes to pay the Consultant his compensation (net of applicable income taxes) by bank transfer to the bank account nominated to the Company by the Consultant (or to such other bank account as he may direct in writing), and such bank transfer shall be made no later than the 5th working day after the close of each month. Failure to pay within the stipulated period shall entitle Sudhir to claim interest on delayed payment @ 24% per annum for the duration of the delay.

Sudhir shall be entitled to medical and life insurance cover appropriate for his level in the organization. The Company shall also take and keep in force appropriate liability cover as an officer and director in the Company in India and overseas.

Sudhir shall also be entitled to a chauffeur driven car and reimbursement of related running expenses. He shall also be reimbursed telephone and internet costs on actual basis.

Sudhir shall also be reimbursed home office setup. The Company shall ensure a secure home office with appropriate connectivity adequate for performing his services with sufficient secure backup infrastructure.

Sudhir will be entitled to special bonuses on completion of projects of importance including M&A transactions and such bonuses shall be in form of cash or equity or both.

4.	Equity Participation

The Company acknowledges that Sudhir has equity shareholding in the Company and equity shares wherever he is a subscriber to the memorandum of the respective companies of The Aeries Group. Sudhir will also be entitled to participation in existing / future equity pool determined by the Board of Directors. However, in a case of any event in the nature of business sale or demerger or merger or IPO or significant issue of equity shares or transactions of similar nature diluting (or potentially diluting) his current and future equity holding by more than 1%, all outstanding / commitments shall vest immediately.

5.	Term and Termination

The Company recognize that Sudhir is a shareholder and founding director in the Company and its Affiliates. This arrangement will continue in force until terminated by mutual consent and in any case for not less than 5 (five years, being ‘minimum term’) from the date of this Arrangement. However, ina case of any event in the nature of business sale or merger or IPO or significant issue of equity shares / convertible instruments or changes in the organizational structure of the Group that has the effect of material changes to the arrangement under this Agreement to the detriment of his interests, Sudhir has at his option, the right to terminate this arrangement. In such case, Sudhir shall be paid a Compensation (as defined below) multiplied by three years. For the purposes of this arrangement; the compensation shall include annual compensation plus annual benefits plus the amount of highest bonus / incentives and similar bonuses / additional incentives during the immediate three years multiplied by 3 (three) years. Further accrued bonuses to the date of separation will be fully paid within 15 days of separation. In the event the Company decides to terminate this arrangement for any reason whatsoever, Sudhir will be entitled to the same compensation calculated as above multiplied by 3 (three) years plus and all other dues as described in this paragraph.

The Parties may mutually agree to convert this arrangement into an employment agreement provided that such conversion does not have the effect of any adverse impact on Sudhir’s current and future operational flexibility and current and future compensation without adequate compensation for suchimmediate and ongoing adverse impact.

Additionally, any non-compete or similar restrictive clauses / covenants desired by the Company on termination of this arrangement will have effect only if such restrictive clauses / covenants are compensated for by the Company by way of mutually agreed monetary settlement.

6.	Continuation of terms

These terms will continue without any changes unless mutually agreed between Sudhir and the Chairman / the remaining board members. In the event there is a reorganization / restructuring of the organization, this arrangement will migrate automatically into the new / succeeding organization seamlessly and without any discontinuity or modification unless modified by mutual consent of Sudhirand the Chairman / the remaining board members.

7.	Confidentiality:

Both AERIES and the Consultant agreed to keep confidential all information that they have access to by virtue of their relationship under this Agreement. The Consultant shall in particular, keep confidential all technical knowledge, intellectual property and data received during course of his dutiesunder this Agreement.

ALL INFORMATION OF BOTH PARTIES IS PROPRIETARY TO EACH OF THEM RESPECTIVELY. ANY UNAUTHORIZED DISCLOSURE OF THIS INFORMATION BY BOTH PARTIES SHALL BE CONSIDERED AS A BREACH OF THE TERMS AND CONDITIONS FOR MAINTAINING CONFIDENTIALITY.

8.	Waiver:

No waiver of any term, provision, or condition of this Agreement, the breach or default thereof, by conduct or otherwise, in one or more instances, shall be deemed to be either a continuingwaiver or a waiver of a subsequent breach or default of any such term, provision, or condition of this Agreement.

9.	Assignment:

None of the Parties to this Agreement shall assign this Agreement and any rights there under without the prior written consent of the other Party hereto.

10.	Notice:

All notices required or permitted to be given hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery at its address or to such other address as the Parties to this Agreement may from time to time duly notify the other. Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally) or given immediately or (if given or made by letter) 48 hours after posting. Notice shall be addressed:

If to:	If to:
Aeries Technology Group Business	Sudhir Appukuttan Panikassery
Accelerators Pvt. Ltd.	[***]
Add: 5th floor, Paville House, Twin
Tower Lane, Prabhadevi, Mumbai-400025
Email: legal@aeriestechnology.com

11.	Governing Law:

This Agreement shall be governed for all purposes by the laws of the State of Mumbai, Maharashtra, India.

12.	Dispute Resolution

Any dispute arising between the parties, including, but not limited to disputesarising out of this Agreement, shall be resolved exclusively in the following manner:

1)	Initially, the parties will attempt in good faith to come to an amicable agreement by direct negotiations through their business representatives.

2)

In the event that an amicable agreement is not reached through negotiations between the representatives of each of the Parties then in such case any controversy or claim arising out of orrelating to this Agreement or the breach hereof (other than for equitable relief), including any claim based upon or arising from an alleged tort, shall be settled by binding arbitration in accordance with the laws prevalent in India, and judgment upon the award rendered by the arbitrator(s) may be entered in a court having jurisdiction in Mumbai. Any remedy that would be available from a court of law or equity shall be available from the arbitrator(s). The arbitration hearing and all proceedings in connection therewith shall take place in

Mumbai. The arbitration hearing shall be commenced within ninety (90) days of the filing of the demand for arbitration by either party, and the award shall be rendered within thirty (30) days of the conclusion of such hearing. The award shall be binding on both parties, non-appealable and immediately enforceable in a court of law or equity. The arbitrator’s costs shall be borne equally by the parties and each party shall bear its own costs and attorneys’ fees.

Agreed and entered into and executed by:

For, Aeries Technology Group Business
Accelerators Pvt. Ltd
/s/ Kunaal Agashe	/s/ Sudhir Appukuttan Panikassery
Name: Kunaal Agashe	Name: Sudhir Appukuttan Panikassery
Designation: Authorised Signatory	Place: Mumbai
Place: Mumbai	Date:1/04/2022
Date:1/04/2022

Schedule I

Description of Services

1.	Sudhir shall perform all functions which are similar to functions of a Chief Executive Officer including M&A opportunities, new business lines and business / product development.

2.	In rendering such services, he shall lead a team of senior management personnel.

3.

He shall be responsible for putting in place a strong and flexible organizational structure and will be responsible for hiring his direct reports. He shall also be responsible for determining the compensation structures (including revisions thereof) for the senior management with a view to retain and nurture talent within the organization. However, annual bonusses for senior management shall be determined mutually with the Chairman / the remaining board members asearly as possible after the close of every financial year.

4.	He shall work in close coordination with the Chairman / the remaining board members of the Company in achieving the objectives of the business.

5.

the Company is cognizant of the fact that Sudhir has business interests outside of the Company and would have in future too. During the continuation of this Agreement, Sudhir shall not be restricted from acting as advisor / consultant or director in other businesses provided (a) such businesses are not direct competitors to the Company and (b) such activities does not hamper Sudhir from performing services under this Agreement. This will not apply to specific activities he may undertake with the Chairman / the remaining board members on business opportunities or in respect of other companies within the Group. Similarly, this will not apply to any investment he may make in his personal capacity provided that if such investment is in a competitor, such investment shall not be more than 5 (Five) % of the equity capital of such investee entity.